As filed with the Securities and Exchange Commission on February 7, 2020

Registration No.333-____________

____________________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

VOLITIONRX LIMITED

(Exact name of registrant as specified in its charter)

Delaware	91-1949078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13215 Bee Cave Parkway

Suite 125, Galleria Oaks B

Austin, Texas  78738

(Address of Principal Executive Offices; Zip Code)

____________________________

VolitionRx 2015 Stock Incentive Plan, as amended

VolitionRx 2011 Equity Incentive Plan

(Full title of the plan)

____________________________

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

(Name and address of agent for service)

+1 (302) 575-0877

(Telephone number, including area code, of agent for service)

Copies to:

Marc G. Alcser

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,000,000	$4.75	$4,750,000	$617

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)Represents 1,000,000 additional shares of the registrant’s common stock reserved for issuance pursuant to the 2015 Plan.

(3)Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, solely for purposes of calculating the registration fee, which is the average of the high and low sales price of the registrant’s common stock as reported on the NYSE American on February 6, 2020.

EXPLANATORY NOTES

This Registration Statement on Form S-8 (this “Registration Statement”) of VolitionRx Limited (the “Company” or “Registrant”) is being filed for the purpose of registering an additional 1,000,000 shares of common stock reserved for issuance under the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”). There are no additional shares being registered under the VolitionRx Limited 2011 Equity Incentive Plan (the “2011 Plan”). The Registrant previously registered for issuance: (i) 1,000,000 shares of its common stock under the 2015 Plan and 1,950,300 shares of its common stock under the 2011 Plan, pursuant to a registration statement on Form S-8 (File No. 333-208512), filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2015, (ii) an additional 750,000 shares of its common stock under the 2015 Plan pursuant to a registration statement on Form S-8 (File No. 333-214118), filed with the SEC on October 14, 2016, (iii) an additional 750,000 shares of its common stock under the 2015 Plan pursuant to a registration statement on Form S-8 (File No. 333-221054), filed with the SEC on October 20, 2017, and (iv) an additional 750,000 shares of its common stock under the 2015 Plan pursuant to a registration statement on Form S-8 (File No. 333-227565) filed with the SEC on September 27, 2018. Pursuant to General Instruction E to Form S-8, the contents of the foregoing registration statements on Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by certain of the Company’s directors, officers and other employees (which we refer to as the “selling stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of (i) an aggregate of 2,800,000 shares of common stock that have been, or may be, acquired by such persons pursuant to options previously granted under the 2015 Plan, and (ii) an aggregate of 1,005,916 shares of common stock that have been, or may be, acquired by such persons pursuant to options previously granted under the 2011 Plan, prior to the filing of this Registration Statement. Because the selling stockholders may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock registered for resale hereunder may constitute “control securities” within the meaning of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the 2011 Plan and the 2015 Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC, either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Annual Plan Information.

Upon written or oral request of any participant in the 2011 Plan and the 2015 Plan, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the 2011 Plan and the 2015 Plan and its administrator are available without charge by contacting:

VolitionRx Limited

13215 Bee Cave Parkway

Suite 125, Galleria Oaks B

Austin, Texas 78738

+1 (646) 650-1351

Attn: Corporate Secretary

REOFFER PROSPECTUS

3,805,916 Shares of Common Stock

This reoffer prospectus relates to 3,805,916 shares of our common stock, par value $0.001 per share (which we refer to as “common stock”), that may be reoffered or resold from time to time by certain selling stockholders described in this reoffer prospectus, who may be deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act, and that have been acquired or may be acquired upon the exercise of outstanding stock options under our 2011 Equity Incentive Plan (which we refer to as the “2011 Plan”) and our 2015 Stock Incentive Plan, as amended (which we refer to as the “2015 Plan”).

The selling stockholders may sell the shares of our common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the NYSE American, at prices different than prevailing market prices, or at privately negotiated prices. The selling stockholders may sell the shares of our common stock directly, or may sell them through brokers or dealers. The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock covered by this reoffer prospectus.

We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders. Upon exercise of the options, however, we will receive proceeds from the exercise of such options. We have agreed to pay all expenses relating to registering these shares of our common stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our common stock.

Our common stock is currently quoted on the NYSE American market under the symbol “VNRX.” On February 6, 2020, the last reported sale price of our common stock on the NYSE American market was $4.69 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 4 of this reoffer prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 7, 2020.

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. It is important for you to read and consider all of the information contained in or incorporated by reference into this reoffer prospectus and any applicable reoffer prospectus supplement before making any decision whether to invest in our common stock. This reoffer prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should also read and consider the additional information contained in the documents that we have incorporated into this reoffer prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this reoffer prospectus.

We may add, update or change any of the information contained in this reoffer prospectus or in any accompanying reoffer prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this reoffer prospectus and any accompanying reoffer prospectus supplement, you should rely on the information in the reoffer prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this reoffer prospectus or any reoffer prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus. This reoffer prospectus, together with any accompanying reoffer prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this reoffer prospectus, in any accompanying reoffer prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this reoffer prospectus, in any applicable reoffer prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this reoffer prospectus and any reoffer prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this reoffer prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This reoffer prospectus and any accompanying reoffer prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This reoffer prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this reoffer prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this reoffer prospectus. The registration statement, including the exhibits, can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context indicates otherwise, references to the “Company”, “VolitionRx”, “we”, “us”, and “our” in this reoffer prospectus refer to VolitionRx Limited and its subsidiaries. Our fiscal year ends on December 31 of each calendar year. NucleosomicsTM and Nu.QTM and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this reoffer prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

REOFFER PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this reoffer prospectus or incorporated in this reoffer prospectus by reference. Before you decide whether to purchase our securities, you should carefully read this entire reoffer prospectus and any applicable reoffer prospectus supplement carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in such applicable reoffer prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus. You should also carefully read the information incorporated by reference into this reoffer prospectus, including our financial statements, and the exhibits to the registration statement of which this reoffer prospectus is a part, before making your investment decision.

Overview

We are a multi-national epigenetics company that applies our NucleosomicsTM platform through our subsidiaries to develop and bring to market simple, easy to use, cost-effective blood tests designed to help diagnose a range of cancers and other diseases. We hope that through earlier diagnosis we can help save and improve the quality of many people’s lives throughout the world.

Our tests are based mainly on the science of Nucleosomics, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - since changes in these parameters are an indication that disease is present. We are developing a novel suite of blood assays for epigenetically-altered circulating nucleosomes as biomarkers in cancer and other diseases. Nu.QTM products are simple, low-cost, enzyme-linked immunosorbent assay, or ELISA, platform tests and can incorporate other biomarkers such as anti-inflammatory markers and/or off patent, low cost ELISA tests in our panels (e.g. CEA, PSA, and CA125) for higher accuracy. We have successfully used our technology platform to develop Research Use Only kits and offer laboratory analytical services to other scientific institutions. We are at the early stages of revenue for these services.

Our diagnostic target in the blood includes the same tumor chromosome fragment as targeted by circulating tumor DNA, or ctDNA, tests, but our approach is to test for chromosome protein and nucleic acid changes in intact chromosome fragments by ELISA, rather than chemically extracting, amplifying, and sequencing the ctDNA, and discarding the rest of the nucleosome. ELISA is possible because the targets of our tests occur globally across all nucleosomes within a tumor cell, whereas individual ctDNA changes must be identified within the three billion base-pair genomes. This means that the targets of our tests are exponentially more prevalent in circulating blood, and detectable using simple laboratory methods.

We are developing blood-based tests for the most prevalent cancers focusing on colorectal cancer, lung cancer, prostate cancer and pancreatic cancer, using our Nucleosomics biomarker discovery platform. Our development pipeline includes assays to be used for symptomatic patients, asymptomatic (screening) patients and high-risk populations. The platform employs a range of simple Nu.Q immunoassays on industry standard ELISA formats, which allows more rapid quantification of epigenetic changes in biofluids (whole blood, plasma, serum, sputum, urine, etc.) than afforded by other approaches such as bisulfite conversion and polymerase chain reaction. We are researching the use of our assays across multiple platforms worldwide.

In addition to human diagnostics we are also researching the use of the Nu.Q technology in veterinary applications. An initial proof of concept study demonstrated that nucleosomes can be detected in dogs and, therefore, the potential to differentiate cancer from other diseases. We will now test Nu.Q Vet in larger trials in veterinary medicine. Our extensive intellectual property portfolio includes coverage of veterinary medicine applications.

We have incurred losses since inception, have negative cash flows from operations, and currently have no revenues, and we do not anticipate earning significant revenues until such time as we are able to fully market our intended products. For these reasons, our auditors stated in their report on our most recent audited financial statements that our net losses since inception and accumulation of a significant deficit raise substantial doubt that we will be able to continue as a going concern without further financing. See Item 8. Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our plan of operations described in such Annual Report, obtain financing and eventually attain profitable operations.

Corporate Information

We are a Delaware corporation. Our executive offices are located at 13215 Bee Cave Parkway, Suite 125, Galleria Oaks B, Austin, Texas 78738, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the Investors section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on or accessed through our website is not incorporated by reference into this reoffer prospectus, and you should not consider information contained on our website to be a part of this reoffer prospectus or in deciding whether to make an investment decision. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Common stock to be offered by the selling stockholders…	3,805,916 shares
Securities being offered by the Company…………………	None
Use of proceeds……………………………………………

We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this reoffer prospectus. All of the proceeds from the sale or other disposition of the shares of common stock offered by this reoffer prospectus will be received by the selling stockholders selling such shares. Upon exercise of the options, we will receive proceeds from the exercise of such options.

NYSE American Market Symbol………………………….	VNRX
Risk Factors…………………………………..……………

See “Risk Factors” beginning on page 4 of this reoffer prospectus and the other information included in or incorporated by reference into this reoffer prospectus for a discussion of the factors you should consider before making an investment decision.

Throughout this reoffer prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock previously issued to the selling stockholders or to be issued upon exercise of stock options. When we refer to the selling stockholders in this reoffer prospectus, we are referring to the selling stockholders identified in this reoffer prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this reoffer prospectus or, if required, a post-effective amendment to the registration statement of which this reoffer prospectus is a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, along with the risks described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, each of which are incorporated by reference herein, together with all of the other information appearing in this reoffer prospectus or incorporated by reference into this reoffer prospectus and any applicable reoffer prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. For more information, see the information included under the heading “Where You Can Find More Information” beginning on page 15 of this reoffer prospectus. Please also read carefully the following section  entitled “Cautionary Note Regarding Forward-Looking Information.”

Sales or potential sales of our common stock by us or our significant stockholders or affiliates may cause the market price of our common stock to decline.

As of January 31, 2020, we had 41,204,685 shares of our common stock outstanding. In addition, as of that date, an aggregate of approximately 4,094,301 shares of our common stock were issuable pursuant to outstanding stock options and awards granted under the 2011 Plan and the 2015 Plan, all of which have not yet vested or which have vested but have not yet been exercised. Additional shares of our common stock are also available to be granted under the 2015 Plan or may be granted under future equity plans. Sales or potential sales of our common stock by us, our significant stockholders or our affiliates could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this reoffer prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This reoffer prospectus, any accompanying supplement to this reoffer prospectus, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). All statements other than statements of historical fact contained in this reoffer prospectus, any accompanying supplement to this reoffer prospectus, or the documents incorporated by reference herein or therein, including statements regarding estimates, future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general, are forward-looking statements. We have attempted to identify estimates and forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology. Although we do not make estimates or forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Our estimates and forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these estimates and forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this reoffer prospectus, any accompanying supplement to this reoffer prospectus, and in any documents incorporated by reference herein and therein. Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this reoffer prospectus. See the information included under the heading “Where You Can Find More Information.”

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any estimates or forward-looking statements. All estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable law or regulation, we undertake no obligation to update or to review any estimate and/or forward-looking statement. In light of these risks and uncertainties, we cannot assure you that the estimates or forward-looking statements contained in this reoffer prospectus, any supplement to this reoffer prospectus, or the documents incorporated by reference herein or therein, will in fact occur. You should not place undue reliance on these estimates and forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The primary purpose of filing this registration statement is to significantly reduce the legal and administrative burdens with respect to conducting routine transactions in the Company’s common stock by registering such shares, and shares of common stock issuable upon the exercise of options, for resale and enhancing overall liquidity. The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of our common stock covered by this reoffer prospectus. We are not selling any securities under this reoffer prospectus and will not receive any proceeds from the sale or other disposition of the shares of our common stock covered by this reoffer prospectus. However, upon any exercise of the options, the selling stockholders would pay us the applicable exercise price per share. We expect to use any such option exercise proceeds primarily for working capital and general corporate purposes.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below, or their transferees, pledgees, assignees, distributees, donees or other successors-in-interest, of an aggregate of up to 3,805,916 shares of our common stock that were previously acquired or that may be acquired upon the exercise of outstanding options granted under the 2011 Plan and the 2015 Plan, which may constitute “control securities” within the meaning of Form S-8.

The following table sets forth, as of the date of this reoffer prospectus, certain information regarding the selling stockholders, the shares of our common stock that may be reoffered and resold by this reoffer prospectus, and other shares of our common stock beneficially owned by them. Each of the selling stockholders has voting and investment control power over his or her shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The selling stockholders may offer shares of our common stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the selling stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each selling stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus, including shares issuable upon exercise of stock options, have been sold and are no longer held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of such selling stockholder’s shares since the date of the information in the following table.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the selling stockholders or to other affiliates under the 2015 Plan, we may supplement this reoffer prospectus to reflect such additional shares to the selling stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them. No additional options to purchase shares of our common stock will be granted under the 2011 Plan.

The percentages appearing in the column entitled “Shares Beneficially Owned Upon Completion of the Offering” are based upon 41,204,685 shares of common stock outstanding on January 31, 2020. Shares of common stock that may be acquired by the selling stockholders pursuant to previous grants under any stock or equity incentive plans of the Company, whether vested or unvested, as well as outstanding warrants, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such securities for the purpose of computing the percentage ownership of such selling stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of each of the other selling stockholders. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock covered by this reoffer prospectus. We are currently not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Stockholder	Number	Percent	Number of Shares Being Offered	Number	Percent
Cameron Reynolds (2)	2,669,067	6.5%	514,657	2,154,410	5.2%
President, Chief Executive Officer and Director
Dr. Martin Faulkes (3)	2,282,284	5.5%	367,183	1,915,101	4.6%
Director
Guy Innes (4)	1,900,701	4.6%	142,413	1,758,288	4.3%
Director
Dr. Alan Colman (5)	261,250	*	107,313	153,937	*
Director
Dr. Edward Futcher (6)	438,000	1.1%	55,000	383,000	*
Director
David Vanston (7)	212,750	*	210,000	2,750	*
Chief Financial Officer and Treasurer
Rodney Rootsaert (8)	1,337,546	3.2%	324,828	1,012,718	2.5%
Secretary
Jacob Vincent Micallef (9)	651,279	1.6%	195,000	456,279	1.1%
Chief Scientific Officer
Jason Bradley Terrell, M.D. (10)	400,000	1.0%	200,000	200,000	*
Chief Medical Officer
Jasmine Kway (11)	154,300	*	150,000	4,300	*
Ann-Louise Batchelor (12)	213,379	*	190,000	23,379	*
Scott Powell (13)	291,532	*	225,232	66,300	*
Thomas Bygott (14)	250,582	*	235,000	15,582	*
Mark Edward Eccleston (15)	634,227	1.5%	320,000	314,227	*
Gaetan Michel (16)	7,000	*	7,000	0	*
Borlaug Limited (17)	348,113	*	333,823	14,290	*
Oncolytika Ltd (18)	232,776	*	208,617	24,159	*
Marielle Herzog (19)	14,061	*	14,061	0	*
Charlotte Reynolds (20)	1,661,349	4.0%	5,789	1,655,560	4.0%

*Less than one percent (1%).

(1)Assumes all the shares offered hereby are sold by the selling stockholders and such sales are to persons who are not affiliates of the selling stockholders and the selling stockholders sell no other shares they beneficially own.

(2)Mr. Reynolds’ beneficial ownership includes (i)  direct ownership of (a) 1,122,273 shares of common stock held by Mr. Reynolds, (b) options to purchase 505,000 shares of common stock, and (ii) indirect ownership of (a) 34,076 shares of common stock held directly by Mr. Reynolds’ spouse (see also Note 20), and (b) 1,007,718 shares of common stock held by Concord International, Inc., or Concord, of which Mr. Reynolds is the majority stockholder and shares voting and dispositive control over such shares. The 514,657 shares that may be offered and sold by this reoffer prospectus consist of (x) 9,657 shares issued upon the cashless exercise of options granted under the 2011 Plan; (y) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (z) options to purchase an aggregate of 455,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(3)Dr. Faulkes’ beneficial ownership includes (i) direct ownership of (a) 1,561,284 shares of common stock held by Dr. Faulkes, (b) options to purchase 365,000 shares of common stock, and (ii) indirect ownership of 356,000 shares of common stock held directly by The Dill Faulkes Educational Trust Limited, or DFET, for which Dr. Faulkes serves as the chairman, director and trustee of the DFET and shares voting and dispositive control over such shares. The 367,183 shares that may be offered and sold by this reoffer prospectus consist of (x) 2,183 shares issued upon the cashless exercise of options granted under the 2011 Plan, (y) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (z) options to purchase an aggregate of 315,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(4)Mr. Innes’ beneficial ownership includes (i) direct ownership of (a) 1,354,975 shares of common stock and (b) options to purchase 140,000 shares of common stock, and (ii) indirect ownership of (a) 49,726 shares of common stock, held in a bare trust, which is not a separate legal entity, of which Mr. Innes is the trustee, for the benefit of certain minors, and (b) 356,000 shares of common stock held by DFET, for which Mr. Innes serves as a director and a trustee and shares voting and dispositive control over such shares. The 142,413 shares that may be offered and sold by this reoffer prospectus consist of (x) 2,413 shares issued upon the cashless exercise of options granted under the 2011 Plan, (y) options to purchase 25,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (z) options to purchase an aggregate of 115,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(5)Dr. Colman’s beneficial ownership consists of direct ownership of (i) 156,250 shares of common stock and (ii) options to purchase 105,000 shares of common stock. The 107,313 shares that may be offered and sold by this reoffer prospectus consist of (x) 2,313 shares issued upon the cashless exercise of options granted under the 2011 Plan, (y) options to purchase 25,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (z) options to purchase an aggregate of 80,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(6)Dr. Futcher’s beneficial ownership includes (i) direct ownership of (a) 27,000 shares of common stock and (b) options to purchase 55,000 shares of common stock, and (ii) indirect ownership of 356,000 shares of common stock held directly by DFET, of which Dr. Futcher serves as a director and a trustee and shares voting and dispositive control over such shares. The 55,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 15,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (y) options to purchase an aggregate of 40,000 shares granted under the 2015 Plan (which are fully-vested).

(7)Mr. Vanston’s beneficial ownership consists of direct ownership of (i) 2,750 shares of common stock and (ii) options to purchase 210,000 shares of common stock. The 210,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (y) options to purchase an aggregate of 160,000 shares granted under the 2015 Plan (which are fully-vested).

(8)Mr. Rootsaert’s beneficial ownership includes (i) direct ownership of (a) 9,828 shares of common stock and (b) options to purchase 320,000 shares of common stock, and (ii) indirect ownership of 1,007,718 shares of common stock held by Concord, of which Mr. Rootsaert is a controlling director and shares voting and dispositive control over such shares. The 324,828 shares that may be offered and sold by this reoffer prospectus consist of (x) 4,828 shares issued upon the cashless exercise of options granted under the 2011 Plan, (y) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (z) options to purchase an aggregate of 270,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(9)Dr. Micallef’s beneficial ownership includes (i) direct ownership of (a) 86,166 shares of common stock and (b) options to purchase 195,000 shares of common stock, and (ii) indirect ownership of (a) 22,000 shares of common stock held directly by Dr. Micallef’s spouse, (b) 38,113 shares owned by Borlaug Limited, or Borlaug, and (c) options to purchase an aggregate of 310,000 shares granted under the 2011 Plan and the 2015 Plan, issuable upon the exercise of options held by Borlaug, in each case already reflected in the table above and footnote 17, over which Dr. Micallef has voting and dispositive control and, therefore, beneficial ownership. The 195,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020), and (y) options to purchase an aggregate of 145,000 shares granted under the 2015 Plan (which are fully-vested).

(10)Dr. Terrell’s beneficial ownership consists of direct ownership of (i) 50,000 shares of common stock, (ii) options to purchase 200,000 shares of common stock and (iii) warrants to purchase 150,000 shares of common stock. The 200,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (y) options to purchase an aggregate of 150,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(11)Ms. Kway’s beneficial ownership includes (i) direct ownership of 150,000 options to purchase common stock and (ii) indirect ownership of 4,300 shares of common stock held directly by Ms. Kway’s spouse. The 150,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (y) options to purchase an aggregate of 100,000 shares granted under the 2015 Plan (which are fully-vested).

(12)Ms. Batchelor’s beneficial ownership consists of direct ownership of (i) 23,379 shares of common stock and (ii) 190,000 options to purchase common stock. The 190,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 40,000 shares granted under the 2015 Plan (which vest on February 11, 2019) and (y) options to purchase an aggregate of 150,000 shares granted under the 2015 Plan (which are fully-vested).

(13)Mr. Powell’s beneficial ownership includes (i) direct ownership of (a) 57,065 shares of common stock and (b) options to purchase 224,167 shares of common stock, and (ii) indirect ownership of (a) 5,500 shares held by Next Generation TS FBO Alena YLM Powell IRA 1098, for the benefit of Mr. Powell’s minor child and (b) 4,800 shares of common stock held by Scott Powell Roth IRA, an entity controlled by Mr. Powell. The 225,232 shares that may be offered and sold by this reoffer prospectus consist of (x) 1,065 shares issued upon the cashless exercise of options granted under the 2011 Plan, (y) options to purchase 40,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (z) options to purchase an aggregate of 184,167 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(14)Mr. Bygott’s beneficial ownership consists of direct ownership of (i) 15,582 shares of common stock and (ii) options to purchase 235,000 shares of common stock. The 235,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 40,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (y) options to purchase an aggregate of 195,000 shares granted under the 2011 Plan and the 2015 Plan (which are fully-vested).

(15)Dr. Eccleston’s beneficial ownership includes (i) direct ownership of (a) 81,451 shares of common stock and (b) options to purchase 320,000 shares of common stock and (ii) indirect ownership of (a) 47,776 shares owned by Oncolytika Ltd, or Oncolytika, and (b) options to purchase an aggregate of 185,000 shares granted under the 2011 Plan, issuable upon the exercise of options held by Oncolytika, in each case already reflected in the table above and footnote 18, over which Dr. Eccleston has voting and dispositive control and, therefore, beneficial ownership. The 320,000 shares that may be offered and sold by this reoffer prospectus consist of (x) options to purchase 50,000 shares granted under the 2015 Plan (which vest on February 11, 2020) and (y) options to purchase an aggregate of 270,000 shares granted under the 2015 Plan (which are fully-vested).

(16)Mr. Michel’s beneficial ownership consists of options to purchase 7,000 shares of common stock. The 7,000 shares that may be offered and sold by Mr. Michel by this reoffer prospectus consist of options to purchase 7,000 shares granted pursuant to the 2011 Plan which are fully-vested.

(17)Borlaug’s beneficial ownership consists of direct ownership of (i) 38,113 shares of common stock held by Borlaug and (ii) 310,000 shares of common stock issuable upon the exercise of options held directly by Borlaug. The 333,823 shares that may be offered and sold by this reoffer prospectus consist of (x) 23,823 shares issued upon the cashless exercise of options granted under the 2011 Plan, and (y) options to purchase 310,000 shares granted pursuant to the 2011 Plan and the 2015 Plan which are fully-vested. The principal business address of Borlaug is 25 Hermitage Road, London, SE19 3QW, United Kingdom. Dr. Micallef has voting and dispositive control over the shares of common stock beneficially owned by Borlaug, as already reflected in the table above and in footnote 9.

(18)Oncolytika’s beneficial ownership consists of direct ownership of (i) 47,776 shares of common stock held by Oncolytika and (ii) 185,000 shares of common stock issuable upon the exercise of options held directly by Oncolytika. The 208,617 shares that may be offered and sold by this reoffer prospectus consist of (x) 23,617 shares issued upon the cashless exercise of options granted under the 2011 Plan, and (y) options to purchase 185,000 shares granted pursuant to the 2011 Plan which are fully-vested. The principal business address of Oncolytika is 1 The Firs, Wilburton, Ely, Cambridge, CB6 3FL, United Kingdom. Dr. Eccleston has voting and dispositive control over the shares of common stock beneficially owned by Oncolytika, as already reflected above in footnote 15.

(19)Ms. Herzog’s beneficial ownership consists of direct ownership of (i) 894 shares of common stock and (ii) options to purchase 13,167 shares of common stock. The 14,061 shares of common stock that may be offered and sold by this reoffer prospectus consist of (x) 894 shares issued upon the cashless exercise of options granted under the 2011 Plan, and (y) options to purchase 13,167 shares granted pursuant to the 2011 Plan which are fully-vested.

(20)The beneficial ownership of Mrs. Reynolds, also known as Charlotte Victoria Bethell McCubbin, includes (i) direct ownership of 34,076 shares of common stock, and (ii) indirect ownership of (a) 1,122,273 shares of common stock and (b) options to purchase 505,000 shares of common stock, held directly by Mrs. Reynolds’ spouse. The 5,789 shares that may be offered and sold by this reoffer prospectus consist of 5,789 shares issued upon the cashless exercise of options granted under the 2011 Plan.

PLAN OF DISTRIBUTION

The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of our common stock covered by this reoffer prospectus and may sell the shares from time to time or decide not to sell all or any of the shares of common stock that they are allowed to sell under this reoffer prospectus. If and when they occur, such sales may be made in any of the following manners:

•on the NYSE American Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•in public or privately negotiated transactions;

•in transactions involving principals or brokers;

•in a combination of such methods of sale; or

•any other lawful methods.

Although sales of the shares of our common stock covered by this reoffer prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the shares of our common stock covered by this reoffer prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of our common stock covered by this reoffer prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this reoffer prospectus between any selling stockholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a supplement to this reoffer prospectus.

The expenses of preparing and filing this reoffer prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.

Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

The selling stockholders may also resell all or a portion of their common stock in open market transactions in reliance upon Rule 144 under the Securities Act rather than pursuant to this reoffer prospectus provided any such selling stockholder meets the criteria and conforms to the requirements of Rule 144. In order to comply with applicable securities laws of some states, the shares of common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock offered in this reoffer prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, our independent registered public accountant, given upon the authority of said firm as experts in accounting and auditing. The report of Sadler, Gibb & Associates, LLC dated March 13, 2019 notes that our net losses since inception and accumulation of a significant deficit raise substantial doubt that we will be able to continue as a going concern without further financing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this reoffer prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this reoffer prospectus is considered part of this reoffer prospectus.

Information contained in this reoffer prospectus and information that we file with the SEC in the future and incorporate by reference in this reoffer prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this reoffer prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this reoffer prospectus is a part is initially filed until the offering of the securities covered by this reoffer prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 13, 2019;

•our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 29, 2019 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, as filed with the SEC on May 8, 2019, August 12, 2019 and November 12, 2019, respectively;

•our Current Reports on Form 8-K as filed with the SEC on each of February 8, 2019, June 18, 2019, July 24, 2019, and October 9, 2019; and

•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2015, including any amendment or report filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with the reoffer prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this reoffer prospectus. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 13215 Bee Cave Parkway, Suite 125, Galleria Oaks B, Austin, Texas 78738, by telephone at +1 (646) 650-1351 or by email at notice@volition.com. These documents are also available free of charge through the investors section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. Except as otherwise specifically incorporated by reference in this reoffer prospectus, information contained in, or accessible through, our website is not a part of this reoffer prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of our common stock being offered by the selling stockholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information electronically with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-8 are available through the SEC’s website at www.sec.gov.

3,805,916 Shares of Common Stock

REOFFER PROSPECTUS

February 7, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference herein, and shall be deemed to be part of, this Registration Statement:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 13, 2019;

•our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 29, 2019 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, as filed with the SEC on May 8, 2019, August 12, 2019 and November 12, 2019, respectively;

•our Current Reports on Form 8-K as filed with the SEC on each of February 8, 2019, June 18, 2019, July 24, 2019, and October 9, 2019; and

•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2015, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides for the contrary.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•breach of a director’s duty of loyalty to the corporation or its stockholders;

•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payment of dividends or redemption of shares (DGCL Section 174); or

•transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director or officer of a Delaware corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, Section 145 of the DGCL provides that such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

Our Second Amended and Restated Certificate of Incorporation authorizes us to, and our Amended and Restated Bylaws provide that we shall, indemnify our directors and officers to the fullest extent permitted by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or the DGCL.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 9. Undertakings

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on February 7, 2020.

VOLITIONRX LIMITED

By:/s/ Cameron Reynolds

Cameron Reynolds

President and Chief Executive Officer

(Authorized Signatory and Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cameron Reynolds and Rodney Rootsaert, and each of them, acting individually, his true and lawful attorneys-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cameron Reynolds	President, Chief Executive Officer and Director	February 7, 2020
Cameron Reynolds	(Principal Executive Officer)

/s/ David Vanston	Chief Financial Officer and Treasurer	February 7, 2020
David Vanston	(Principal Financial and Accounting Officer)

/s/ Rodney Gerard Rootsaert	Secretary	February 7, 2020
Rodney Gerard Rootsaert

/s/ Dr. Martin Faulkes	Director	February 7, 2020
Dr. Martin Faulkes

/s/ Guy Innes	Director	February 7, 2020
Guy Innes

/s/ Dr. Alan Colman	Director	February 7, 2020
Dr. Alan Colman

/s/ Dr. Phillip Barnes	Director	February 7, 2020
Dr. Phillip Barnes

/s/ Dr. Edward Futcher	Director	February 7, 2020
Dr. Edward Futcher

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Second Amended and Restated Certificate of Incorporation.	8-K	001-36833	3.1	10/11/2016
4.2	Amended and Restated Bylaws.	S-8	333-208512	4.2	12/11/2015
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.					X
10.1#	2011 Equity Incentive Plan.	8-K	000-30402	4.01	11/18/2011
10.2#	Form Stock Option Agreement under the 2011 Equity Incentive Plan.	8-K	000-30402	4.02	11/18/2011
10.3#	Form Stock Award Agreement for Restricted Stock under the 2011 Equity Incentive Plan.	8-K	000-30402	4.03	11/18/2011
10.4#	2015 Stock Incentive Plan, as amended.	8-K	001-36833	10.1	6/18/2019
10.5#	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.2	10/14/2016
10.6#	Form of Notice of Restricted Stock Award and Restricted Stock Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.3	10/14/2016
10.7#	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.4	10/14/2016
10.8#	Form of Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.5	10/14/2016
10.9#	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.6	10/14/2016
10.10#	Form of Notice of Performance Shares Award and Performance Shares Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.7	10/14/2016
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (contained on signature page).					X

#Indicates a management contract or compensatory plan or arrangement.